APPENDIX 3:	MISSION EXPENDITURES ACCORDING TO THE GOVERNMENT’S FINANCIAL ORGANIZATION

The presentation of mission expenditures according to the government’s financial organization reveals the spending levels of each of the sectorial components included in the government's reporting entity. Such components include:

—	the General Fund, which receives most of the revenue, mainly taxes, and funds the program spending of departments and budget-funded bodies;

—	the special funds, which establish a link between the funding of a service and the revenue earmarked for this purpose;

—	the Generations Fund, a special fund dedicated solely to the repayment of the government’s gross debt;

—	specified purpose accounts, which isolate funds paid to the government by a third party pursuant to a contract or an agreement that stipulates the allocation to a determined purpose;

—	tax-funded expenditures, which group together the refundable tax credits granted under the personal and corporate tax systems, and doubtful tax accounts;

—	bodies in the health and social services and education networks, which include, in particular, integrated health and social services centres and the school boards;

—	non-budget-funded bodies, which offer specific services to the public.

| Appendices	9

 [ ]  Expenditure by mission and by sector

The following table indicates expenditure by mission in 2018-2019 according to the main sectors that make up the financial framework:

—	the General Fund (program spending);

—	special funds;

—	non-budget-funded bodies;

—	bodies in the health and social services and education networks;

—	tax-funded expenditures.

To determine the mission expenditures, it is also necessary to take into consideration consolidation adjustments that stem mainly from the elimination of reciprocal transactions between entities in different sectors.

TABLE 1

Expenditure by mission and sector – 2018-2019
(millions of dollars)

				Bodies in the
				health and
				social services
	General	Special	Non-budget-	and education	Tax-funded	Other
	Fund	funds	funded bodies	networks	expenditure(1)	sectors(2)	Total

Health and Social Services	38 541	210	13 513	26 545	729	–37 518	42 020

Education and Culture	20 429	146	528	17 251	483	–14 930	23 907

Economy and Environment	6 038	7 114	3 495	—	1 424	–3 027	15 044

Support for Individuals and Families	6 538	2 878	217	—	3 577	–3 044	10 166

Administration and Justice	4 997	1 803	2 756	—	722	–2 395	7 883

Contingency Fund reserve	359	—	—	—	—	—	359

TOTAL	76 902	12 151	20 509	43 796	6 935	–60 914	99 379

(1)	Tax-funded expenditures included doubtful tax accounts.
(2)	The other sectors include specified purpose accounts and consolidation adjustments.

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[  ] The program spending of government departments

Program spending, namely, that of the General Fund, stands at $76.9 billion in 2018-2019 and will amount to $79.7 billion in 2019-2020. Its growth will go from 6.0% in 2018-2019 to 3.7% in 2019-2020 and to 3.2% in 2020-2021. In particular:

—	spending growth in the Health and Social Services portfolio stands at 5.0% in 2018-2019 and at 4.0% in 2019-2020 and in 2020-2021;

—	spending growth in the Education and Higher Education portfolio is 7.6% in 2018-2019, 4.6% in 2019-2020 and 3.5% in 2020-2021;

—	the budgets of the other portfolios will increase by 0.3% in 2018-2019, by 5.0% in 2019-2020 and by 1.5% in 2020-2021.

Moreover, the expenditure planning framework calls for reserves to offset certain risks.

—	In this respect, the Contingency Fund provides for $1 078 million in 2018-2019 and $568 million in 2019-2020.

TABLE 2

Program spending of government departments
(millions of dollars)

	2017-2018	2018-2019		2019-2020	2020-2021

Health and Social Services	36 710	38 541		40 076	41 662

% change	3.7	5.0	(1)	4.0	4.0

Education and Higher Education	18 095	19 380		20 274	20 982

% change	5.6	7.6	(1)	4.6	3.5

Other portfolios	17 759	17 903		18 802	19 079

% change	5.4	0.3	(1)	5.0	1.5

Contingency Fund(2)	—	1 078		568	571

TOTAL	72 564	76 902		79 720	82 294

% change	4.6	6.0		3.7	3.2

Note: Totals may not add due to rounding.

(1)

To assess growth in 2018-2019 based on comparable spending levels, the percentage changes for that year were calculated by excluding, from 2017-2018 expenditures, transfers from the provision for francization attributed to the Health and Social Services ($12 million) and Education and Higher Education ($79 million) portfolios and including them in the 2017-2018 expenditures of the other portfolios.

(2)	For 2018-2019, the amounts provided for in the Contingency Fund include $366 million to fund the measures announced in the March 2018 Québec Economic Plan.

| Appendices	11

[  ] Health and Social Services

Health and social services spending seeks to maintain, enhance and restore the health and well-being of Quebecers through access to an array of health and social services.

Program spending for health and social services stands at $38.5 billion in 2018-2019. It includes, in particular:

—	$18.8 billion for health services delivered by establishments, including $8.8 billion for physical health and $4.0 billion to support seniors’ autonomy;

—	$7.9 billion for professional services, mainly medical services;

—	$2.5 billion for pharmaceutical services and medications.

TABLE 3

Program spending – Health and Social Services
(millions of dollars)

2018-2019
Healthcare institutions	18 804
– Physical health	8 782
– Support for seniors’ autonomy	3 997
– Mental health	1 308
– Young people in difficulty	1 321
– Mental impairment and autism spectrum disorder	1 022
– Physical impairment	610
– Public health	428
– Building and equipment management	1 337
Professional services	7 936
– Medical services	7 656
– Dental services	207
– Optometric services	74
Pharmaceutical services and medications	2 515
Other expenses	9 286
– Administration and support for services	2 065
– Debt service	1 591
– Other	5 630
TOTAL	38 541

Note: Totals may not add due to rounding.
Source: 2018-2019 Expenditure Budget.

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[  ] Education and Higher Education

Education and Higher Education spending helps fund the elaboration of policies as well as services related to preschool, primary, secondary, CEGEP education, university education and research, and student financial assistance.

Program spending for Education and Higher Education stands at $19.4 billion in 2018-2019. It includes, in particular:

—	$13.8 billion for educational services:

—	$8.7 billion for school boards,

—	$2.0 billion for CEGEPs,

—	$3.1 billion for universities;

—	$5.6 billion for other expenditures, for example:

—	$1.6 billion for debt service related to funding public infrastructure,

—	$0.9 billion for student financial assistance.

TABLE 4

Program spending – Education and Higher Education
(millions of dollars)

2018-2019
Educational institutions	13 754
– School boards	8 697
– CEGEPs	1 953
– Universities	3 104
Other expenditures	5 626
– Debt service	1 597
– Student financial assistance	850
– Private preschool, elementary and secondary education	513
– Development of recreation and sports	86
– Other	2 579
TOTAL	19 380

Note: Totals may not add due to rounding.
Source: 2018-2019 Expenditure Budget.

| Appendices	13

[ ] Program spending of government departments

Aside from health and education, program spending supports the implementation of public services in various sectors such as:

—	the economy, the environment and culture;

—	support for individuals and families;

—	administration and justice.

Such program spending stands at $18.9 billion in 2018-2019.

TABLE 5

Other program spending of government departments
(millions of dollars)

2018-2019
Travail, Emploi et Solidarité sociale	4 360
Famille	2 657
Administration activities(1)	2 713
Affaires municipales et Occupation du territoire	1 889
Sécurité publique	1 588
Justice	1 017
Économie, Science et Innovation	1 017
Agriculture, Pêcheries et Alimentation	899
Culture et Communications	726
Transports, Mobilité durable et Électrification des transports	698
Forêts, Faune et Parcs	489
Immigration, Diversité et Inclusion	339
Développement durable, Environnement et Lutte contre les changements climatiques	175
Tourisme	185
Relations internationales et Francophonie	112
Énergie et Ressources naturelles	84
TOTAL	18 948

(1)

Administration activities include the National Assembly, persons designated by the National Assembly, the Ministère du Conseil exécutif and the Secrétariat du Conseil du trésor, including the Contingency Fund, government administration and the Ministère des Finances.

Source:   2018-2019 Expenditure Budget.

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[  ] Expenditures of bodies and special funds

In addition to program spending, mission expenditures include expenditure carried out by other entities, in particular that of bodies in the health and social services and education networks, non-budget-funded bodies, and special funds. Such expenditures are funded:

—	to a large extent by transfers from government departments;

—	by own-source revenue such as duties and permits and taxes, and federal transfers.

Such expenditures total $22.5 billion in 2018-2019, up 3.7% . Spending will stand at $22.0 billion in 2019-2020 and $22.4 billion in 2020-2021, a −1.9% and 1.5% change, respectively.

TABLE 6

Expenditures of bodies and special funds
(millions of dollars)
	2017-2018	2018-2019	2019-2020	2020-2021
Bodies in the health and social services network	25 652	26 545	27 499	28 727
% change	4.9	3.5	3.6	4.5
Bodies in the education networks	16 413	17 251	18 080	18 634
% change	5.2	5.1	4.8	3.1
Non-budget-funded bodies	19 750	20 509	21 179	21 630
% change	–0.9	3.8	3.3	2.1
Special funds	11 416	12 151	12 572	12 472
% change	13.1	6.4	3.5	–0.8
Tax-funded expenditures	6 486	6 935	7 141	7 379
% change	–0.6	6.9	3.0	3.3
Other sectors(1)	–58 032	–60 914	–64 429	–66 466
TOTAL	21 685	22 477	22 042	22 376
% change	10.4	3.7	–1.9	1.5

(1) The other sectors include specified purpose accounts and consolidation adjustments.

| Appendices	15

Share of the expenditures of the entities funded through transfers from government departments

The mission expenditures of entities such as bodies in the health and social services network and bodies in the education networks are, by and large, funded by transfers from government departments.

For example:

–	the Ministère de la Santé et des Services sociaux funds roughly 90% of the expenditures of bodies in the health and social services network;

–	the Ministère de l’Éducation et de l’Enseignement supérieur funds roughly 80% of the expenditures of bodies in the education networks.

The expenditures of non-budget-funded bodies and those of the special funds are funded by the government departments to a lesser extent, i.e. nearly 70% and 40%, respectively.

Share of the mission expenditures of the entities funded through transfers from government departments
(per cent)
	2018-2019	2019-2020	2020-2021
Bodies in the health and social services network	89.9	90.3	90.6
Bodies in the education networks	79.6	81.2	81.3
Non-budget-funded bodies	66.9	68.3	68.9
Special funds	40.4	40.3	40.7

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[ ] Non-budget-funded bodies

Non-budget-funded bodies offer specific services to the public.

The mission expenditures of non-budget-funded bodies stand at $20.5 billion in 2018-2019, up 3.8%, and will reach $21.2 billion in 2019-2020 and $21.6 billion in 2020-2021, a 3.3% and 2.1% increase, respectively.

Spending growth in non-budget-funded bodies is mainly attributable to the Régie de l’assurance maladie du Québec and the Fonds de l’assurance médicaments.

Section F of the March 2018 Québec Economic Plan presents the reconciliation between the expenditure budget of non-budget-funded bodies and the government’s financial framework.

TABLE 7

Mission expenditures of non-budget-funded bodies
(millions of dollars)
	2017-2018	2018-2019	2019-2020	2020-2021
Régie de l’assurance maladie du Québec (RAMQ)	12 540	12 869	13 382	13 743
Fonds de l’assurance médicaments (FAM)	3 576	3 675	3 821	3 975
Elimination of reciprocal transactions between
the RAMQ and the FAM	–3 567	–3 666	–3 812	–3 966
Subtotal	12 549	12 878	13 391	13 752
% change	1.2	2.6	4.0	2.7
Other non-budget-funded bodies(1)	7 201	7 631	7 788	7 878
% change	–4.3	6.0	2.1	1.2
TOTAL	19 750	20 509	21 179	21 630
% change	–0.9	3.8	3.3	2.1

(1) These amounts include other eliminations of reciprocal transactions between non-budget-funded bodies.

| Appendices	17

Expenditures of other non-budget-funded bodies for 2018-2019

In addition to the Régie de l’assurance maladie du Québec and the Fonds de l’assurance médicaments, the reporting entity includes several other non-budget-funded bodies whose total expenditures stand at $7.6 billion in 2018-2019.

For example, for 2018-2019, expenditures total:

–	$1.2 billion for the Agence du revenu du Québec;

–	$1.2 billion for the Société d’habitation du Québec;

–	$868 million for the Société québécoise des infrastructures.

Mission expenditures of other non-budget-funded bodies
(millions of dollars)
2018-2019
Agence du revenu du Québec	1 216
Société d’habitation du Québec	1 152
Société québécoise des infrastructures	868
Société de financement des infrastructures locales du Québec	659
Centre de services partagés du Québec	546
Héma-Québec	436
La Financière agricole du Québec	403
Société de l'assurance automobile du Québec	277
Other bodies and consolidation adjustments(1)	2 074
TOTAL	7 631
(1) These amounts include other eliminations of reciprocal transactions between non-budget-funded bodies.

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[  ] Special funds

Special funds are entities established by legislation to fund certain activities in government departments and bodies.

The activities of the special funds can be funded, in particular, by tax revenue, fees or transfers from government departments.

The mission expenditures of the special funds stand at $12.2 billion in 2018-2019, up 6.4%, and will reach $12.6 billion in 2019-2020 and $12.5 billion in 2020-2021, a 3.5% and −0.8% change, respectively.

Spending growth in the special funds stems, in particular from:

—	the Land Transportation Network Fund, because of funding of road network and mass transit infrastructure;

—	the Green Fund, bearing in mind the implementation of the 2013-2020 Action Plan on Climate Change;

—	the Economic Development Fund, which reflects changes in financial assistance payments to businesses.

Section F of the March 2018 Québec Economic Plan presents the reconciliation between the expenditure budget of the special funds and the government’s financial framework.

TABLE 8

Mission expenditures of the special funds
(millions of dollars)
	2017-2018	2018-2019	2019-2020	2020-2021
Land Transportation Network Fund (FORT)	3 890	3 587	3 788	3 694
Green Fund	704	792	789	713
Economic Development Fund	120	352	290	215
Elimination of reciprocal transactions
between the FORT and the Green Fund	–254	–238	–231	–127
Subtotal	4 460	4 493	4 636	4 495
% change	32.7	0.7	3.2	–3.0
Other special funds(1)	6 956	7 658	7 936	7 977
% change	3.3	10.1	3.6	0.5
TOTAL	11 416	12 151	12 572	12 472
% change	13.1	6.4	3.5	–0.8

(1) These amounts include other eliminations of reciprocal transactions between the special funds.

| Appendices	19

Expenditures of other special funds in 2018-2019

In addition to the Land Transportation Network Fund, the Green Fund and the Economic Development Fund, the government's reporting entity includes several other funds. The expenditures of such funds stand at $7.7 billion in 2018-2019.

In particular, for 2018-2019, the expenditures total:

– $2.4 billion for the Educational Childcare Services Fund;

– $1.1 billion for the Labour Market Development Fund;

– $971 million for the Tax Administration Fund.

Mission expenditures of other special funds
(millions of dollars)
2018-2019
Educational Childcare Services Fund	2 423
Labour Market Development Fund	1 107
Tax Administration Fund	971
Police Services Fund	650
Natural Resources Fund – Sustainable forest land development section	538
Health and Social Services Information Resources Fund	210
Tourism Partnership Fund	203
Other funds and consolidation adjustments(1)	1 556
TOTAL	7 658
(1) These amounts include other eliminations of reciprocal transactions between the special funds.

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[  ] Tax-funded expenditures

The refundable tax credits granted to individuals and companies, which are similar to a transfer expenditure related to the taxation system, are recorded as expenditure rather than reducing revenue. To such refundable tax credits are added expenditures related to doubtful tax accounts.

Tax-funded expenditures stand at $6.9 billion in 2018-2019, a 6.9% change in relation to the preceding year. Such expenditures will reach $7.1 billion in 2019-2020 and $7.4 billion in 2020-2021, a 3.0% and 3.3% increase, respectively, for the two years.

TABLE 9

Tax-funded expenditures
(millions of dollars)
	2017-2018	2018-2019	2019-2020	2020-2021
Mission expenditures	6 486	6 935	7 141	7 379
% change	–0.6	6.9	3.0	3.3

| Appendices	21